                                                                 EXHIBIT 12 (b)


                          DORAL FINANCIAL CORPORATION
                      COMPUTATION OF RATIO OF EARNINGS TO
                FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                     -------------------------------------------------------
                                                                       2001       2000        1999        1998        1997
                                                                     --------   --------    --------    --------    --------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $158,260   $ 96,152    $ 76,613    $ 59,839    $ 37,797
  Plus:
     Fixed Charges (excluding capitalized interest)                   274,052    285,275     163,269     115,894      62,269
                                                                     --------   --------    --------    --------    --------

TOTAL EARNINGS                                                       $432,312   $381,427    $239,882    $175,733    $100,066
                                                                     ========   ========    ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $274,851   $283,849    $160,712    $114,396    $ 60,912
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,717      1,921       2,286         544         526
     An estimate of the interest component within rental expense        2,384      2,034       1,474       1,080         831
                                                                     --------   --------    --------    --------    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                        278,952    287,804     164,472     116,020      62,269
                                                                     --------   --------    --------    --------    --------

Preferred dividend requirements                                         9,408      6,806       5,139         676         130
Ratio of pre tax income to net income                                   1.100      1.133       1.133       1.133       1.161
                                                                     --------   --------    --------    --------    --------

PREFERRED DIVIDEND FACTOR                                              10,350      7,711       5,821         766         151
                                                                     --------   --------    --------    --------    --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                $289,302   $295,515    $170,293    $116,786    $ 62,420
                                                                     ========   ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS     1.49       1.29        1.41        1.50        1.60
                                                                     ========   ========    ========    ========    ========



EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $158,260   $ 96,152    $ 76,613    $ 59,839    $ 37,797
  Plus:
     Fixed Charges (excluding capitalized interest)                   203,653    223,273     127,485      98,456      52,255
                                                                     --------   --------    --------    --------    --------

TOTAL EARNINGS                                                       $361,913   $319,425    $204,098    $158,295    $ 90,052
                                                                     ========   ========    ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $204,452   $221,847    $124,928    $ 96,916    $ 50,898
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,717      1,921       2,286         544         526
     An estimate of the interest component within rental expense        2,384      2,034       1,474       1,080         831
                                                                     --------   --------    --------    --------    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                        208,553    225,802     128,688      98,540      52,255
                                                                     --------   --------    --------    --------    --------

Preferred dividend requirements                                         9,408      6,806       5,139         676         130
Ratio of pre tax income to net income                                   1.100      1.133       1.133       1.133       1.161
                                                                     --------   --------    --------    --------    --------

PREFERRED DIVIDEND FACTOR                                              10,350      7,711       5,821         766         151
                                                                     --------   --------    --------    --------    --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                $218,903   $233,513    $134,509    $ 99,306    $ 52,406
                                                                     ========   ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS     1.65       1.37        1.52        1.59        1.72
                                                                     ========   ========    ========    ========    ========